EXHIBIT 10.60


       WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT
                      AGREEMENT AND NOTE

     THIS WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND NOTE ("First Amendment"), made and entered into as of the 10th day of February, 1998, by and between DATRON SYSTEMS INCORPORATED, a Delaware corporation ("Company"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank"),

                       W I T N E S S E T H:
     WHEREAS, on August 8, 1997, the Company and the Bank entered into a certain Amended and Restated Credit Agreement and Note (the "Credit Agreement") pursuant to which the Bank agreed to extend to the Company and the Company agreed to accept from the Bank certain credit facilities more particularly described therein; and

     WHEREAS, the Company and the Bank desire (i) to evidence the waiver by the Bank of the Company's compliance with one of the financial covenants set forth in the Credit Agreement for the fiscal quarter of the Company ended December 31, 1997, and (ii) to amend the Credit Agreement (A) to extend the Revolving Loan Facility Termination Date through and including April 30, 1999, (B) to decrease the maximum amount available under the Revolving Loan Facility by an amount (the "Reduction Amount") equal to the greater of Four Million Dollars ($4,000,000.00) or one hundred percent (100%) of the net proceeds received by D/T from its financing (the "Simi Valley Financing") of the real property presently encumbered by the Deed of Trust (the "Property"), such decrease to become effective on the date on which the Simi Valley Financing closes or April 30, 1998, whichever is the earlier (the "Reduction Date"), (C) to decrease the maximum aggregate amount available under the Revolving Loan Facility, the Standby Facility and the L/C Facility by the Reduction Amount, such decrease to become effective on the Reduction Date, (D) to modify certain of the covenants with which the Company is to comply, and (E) to provide for certain ancillary matters;

     NOW, THEREFORE, for and in consideration of the premises hereof, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. All capitalized terms used in this First Amendment shall, unless otherwise defined herein or unless the context otherwise requires, have the meanings given thereto in the Credit Agreement.

     2. The Bank hereby waives, for the fiscal quarter of the Company ended December 31, 1997, and only for such fiscal quarter, compliance by the Company with the profitability covenant set forth in Subsection 4.02(k) of the Credit Agreement, and agrees that such noncompliance shall not constitute an Event of Default under the Credit Agreement or under the Credit Agreement as amended by this First Amendment. The waiver here given is specific to the covenant, and for the fiscal quarter of the Company, referred to above and shall not operate as a waiver of compliance by the Company with any other covenant set forth in the Credit Agreement, or in the Credit Agreement as amended by this First Amendment, or with the covenant referred to above for any other fiscal quarter of the Company.

     3. Section 1.01 of the Credit Agreement is amended to read as follows:

     1.01 Availability of the Facilities. Subject to the terms and conditions of this Agreement, the Bank shall (x) from time to time during the period commencing on the First Amendment Effective Date and ending on April 30, 1999 (the "Revolving Loan Facility Termination Date"), advance to the Company such loans as the Company may request under the Revolving Loan Facility (individually a "Revolving Loan" and collectively the "Revolving Loans"), and (y) from time to time during the period commencing on the First Amendment Effective Date and ending on June 30, 1999 (the "Letter of Credit Facilities Termination Date"), issue for the account of the Company much standby letters of credit as the Company may request under the Standby Facility (individually a "Standby L/C" and collectively the "Standby L/C's"), and such commercial documentary letters of credit as the Company may request under the L/C Facility (individually a "Commercial L/C" and collectively the "Commercial L/C's"); provided, however, that:

          (a) Except as otherwise provided in Subsections 1.01(b),
(c), (d), (e) and (f) hereof, the sum of:

               (i) the aggregate principal amount of all outstanding Revolving Loans ("Revolving Loan Utilization");

               (ii) the aggregate amount available to be drawn under all Standby L/C's;

               (iii) the aggregate amount of unpaid reimbursement obligations in respect of all drafts drawn under Standby L/C's (the sum of the aggregate amounts described in Subsection 1.01(a)(ii) hereof and in this Subsection 1.01(a)(iii) being hereinafter referred to as "Standby L/C Utilization");

              (iv) the aggregate amount available to be drawn under all Commercial L/C's; and

               (v) the aggregate amount of unpaid reimbursement obligations in respect of all drafts drawn under Commercial L/C's (the sum of the aggregate amounts described in Subsection 1.01(a)(iv) hereof and in this Subsection 1.01(a)(v) being hereinafter referred to as "Commercial L/C Utilization");

shall not exceed in the aggregate (x) at any given time during the period commencing on the First Amendment Effective Date and ending on the Reduction Date, Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00), and (y) at any other given time, the difference between Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) and the Reduction Amount;

     (b) Revolving Loan Utilization shall not exceed in the aggregate
(i) at any given time during the period commencing on the First Amendment Effective Date and ending on the Reduction Date, the lesser of (A) Nine Million Five Hundred Thousand Dollars ($9,500,000.00), or
(B) the difference between Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) and the sum of Standby L/C Utilization and Commercial L/C Utilization, and (ii) at any other given time, the lesser of (A) the difference between Nine Million Five Hundred Thousand Dollars ($9,500,000.00) and the Reduction Amount, or (B) the difference between Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) and the mum of Standby L/C Utilization, Commercial L/C Utilization and the Reduction Amount;

     (c) Commercial L/C Utilization "hall not exceed in the aggregate at any one time the least of (i) Two Million Dollars ($2,000,000.00),
(ii) the difference between Fifteen Million Dollars ($15,000,000.00) and Standby L/C Utilization, or (iii) the difference between Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) and the sum of Revolving Loan Utilization, Standby L/C Utilization and, at any time after the Reduction Date, the Reduction Amount;

     (d) Standby L/C Utilization "hall not exceed in the aggregate at any one time, the lesser of (i) the difference between Fifteen Million Dollars ($15,000,000.00) and Commercial L/C Utilization, or (ii) the difference between Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) and the sum of Revolving Loan Utilization, Commercial L/C Utilization and, at any time after the Reduction Date, the Reduction Amount;

     (e) Standby L/C Utilization relating to Standby L/C's issued in favor of beneficiaries located in countries listed in Column B or Column C of Exhibit A hereto shall not exceed, as to all beneficiaries located in any given country listed in Column B or Column C of Exhibit A hereto, Three Million Five Hundred Thousand Dollars ($3,500,000.00) in the aggregate at any one time; and

     (f) Standby L/C Utilization relating to Standby L/C's issued in favor of beneficiaries located in countries listed in Column D of Exhibit A hereto (individually a "Column D Country" and collectively the "Column D Countries") shall not exceed in the aggregate at any one time (i) in the case of all beneficiaries located in any given Column D Country, Five Hundred Thousand Dollars ($500,000.00), and (ii) in the case of all beneficiaries located in all Column D Countries, the least of (A) Two Million Five Hundred Thousand Dollars ($2,500,000.00), (B) the difference between (1) Fifteen Million Dollars ($15,000,000.00), and (2) the sum of Standby L/C Utilization relating to Standby L/C's issued in favor of all beneficiaries located in all countries other than Column D Countries and Commercial L/C Utilization, or (C) the difference between (1) Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00), and (2) the sum of Standby L/C Utilization relating to Standby L/C's issued in favor of all beneficiaries located in all countries other than Column D Countries, Commercial L/C Utilization, Revolving Loan Utilization and, at any time after the Reduction Date, the Reduction Amount.

     Within the limits set forth above, and except as otherwise provided herein, the Company may utilize the Facilities, repay amounts-owing thereunder, and reutilize the Facilities.

     4. The proviso which immediately follows clause (ii) of Subsection 1.02(d) of the Credit Agreement is amended to read as follows:

     provided, however, that the rates set forth in Subsections 1.02(d)(i) and (ii) hereof shall each be reduced by thirty-five one-hundredths of one percent (0.35%) per annum (x) on the tenth
(lOth) Banking Day following the first date subsequent to September 29, 1998 on which a monthly Financial Statement delivered by the Company to the Bank pursuant to Subsection 4.01(a)(i) hereof reflects profitability of not less than Two Hundred Fifty Thousand Dollars ($250,000.00) for each of the two (2) consecutive fiscal quarters of the Company most recently ended and the Company is in compliance with each and all of the terms and conditions set forth in this Agreement and the other Facility Documents in the case of any Reference Rate Revolving Loan or in the case of a LIBOR Revolving Loan which is first made on or after such date, or (y) on the first day of the First Interest Period which commences on or after such tenth (10th) Banking Day in the case of a LIBOR Revolving Loan which was made prior to, and is outstanding on, such tenth (10th) Banking Day.

     5. The first sentence of Subsection 1.02(g)(i) of the Credit
Agreement is amended to read as follows:

     If not sooner repaid, the Company shall repay the aggregate unpaid principal amount of all Revolving Loans on the Revolving Loan Facility Termination Date; provided, however, that on the Reduction Date, the Company shall repay such portion of the aggregate unpaid principal amount of all Revolving Loans as shall be necessary (A) to reduce Revolving Loan Utilization to an amount not greater than the difference between Nine Million Five Hundred Thousand Dollars ($9,500,000.00) and the Reduction Amount, and (B) to reduce the sum of Revolving Loan Utilization, Standby L/C Utilization and Commercial L/C Utilization to an amount not greater than the difference between Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) and the Reduction Amount.

     6. Subsection 1.02(h) of the Credit Agreement is amended to read as follows:

          (h) Revolving Loan Commitment Fee. During the period commencing on January 1, 1998 and ending on the Reduction Date, the Company shall pay to the Bank a commitment fee of one-quarter of one percent (1/4 of 1%) per annum on the difference between Nine Million Five Hundred Thousand Dollars (69,500,000.00) and the average daily principal amount of outstanding Revolving Loans during each calendar quarter or portion thereof. Thereafter, and until the Revolving Loan Facility Termination Date, the Company shall pay to the Bank a commitment fee of one-quarter of one percent (1/4 of 1%) per annum on the difference between (i) Nine Million Five Hundred Thousand Dollars ($9,500,000.00), and (ii) the mum of (A) the average daily principal amount of outstanding Revolving Loans during each calendar quarter or portion thereof, and (B) the Reduction Amount. Such fee "hall be payable quarterly in arrears on the last day in each March, June, September and December (commencing on the first such day to occur after the First Amendment Effective Date), and at maturity (whether by acceleration or otherwise).

     7. Subsection 4.02(a) of the Credit Agreement is amended to read as follows:

          (a) Liens. The Company will not, and will not permit any Subsidiary to, create or assume, or permit to exist, any mortgage, lien, charge or encumbrance on, pledge of, or other security interest in, any property or assets of any kind of the Company or such Subsidiary, except for Permitted Liens, liens created in favor of the Bank and such liens as D/T may create or cause to be created on the Property in connection with the Simi Valley Financing.

     8. Subsection 4.02(f) of the Credit Agreement is amended to read as follows:

          (f) Unsecured Indebtedness. Investments. Advances and Guaranties. The Company will not, and will not permit any Subsidiary to, incur any unsecured Indebtedness, advance funds to (whether by way of loan, "sock purchase, capital contribution, or otherwise) or incur any Indebtedness with respect to the obligations of, any Person; provided, however, that (i) the Company may (A) on or prior to June 30, 1998, purchase the residence of a certain officer of the Company for a purchase price not to exceed Seven Hundred Fifty Thousand Dollars ($750,000.00), and hold such residence as an investment until such time as the Company deems it appropriate to sell the same, and
(B) guaranty the obligations of DWC arising under a lease of new facilities to be entered into by DWC on or prior to December 31, 1998, and (ii) the Company and its Subsidiaries may (A) make acquisitions, whether by purchase of stock or by purchase of assets, of all or any substantial division or portion of the assets and business of another Person as and to the extent permitted by Subsection 4.02(e) hereof,
(B) make advances to finance sales in the ordinary course of business,
(C) incur trade debt in the ordinary course of business, and (D) purchase certificates of deposit from banks with deposits in excess of Five Hundred Million Dollars ($500,000,000.00), securities issued by the United States government and commercial paper rated A-1 by Standard & Poor's or Prime-1 by Moody 's.

     9. Subsection 4.02(k) of the Credit Agreement is amended to read as follows:

     (k) Profitability. The Company will not (i) permit its consolidated net after tax profits to be less than Fifty-three Thousand Dollars ($53,000.00) for the fiscal quarter of the Company ending March 31, 1998, or less than One Thousand Dollars ($1,000.00) for the fiscal year of the Company ending March 31, 1998, and (ii) permit its consolidated net after tax profits to be less than Two Hundred Fifty Thousand Dollars ($250,000.00) for any fiscal quarter of the Company ending on or after June 30, 1998.

     10. Subsection 6.01(i) of the Credit Agreement is amended by deleting therefrom the period which appears at the end of such subsection and by substituting in lieu thereof a semicolon followed by the word "or".

     11. Section 6.01 of the Credit Agreement is amended by the addition thereto of a new Subsection 6.01(j) to read as follows:

          (j) The Simi Valley Financing shall fail to close on or prior to April 30, 1998, or shall close on or prior to April 30, 1998 but shall fail to generate net proceeds in an amount equal to or greater than Three Million Five Hundred Thousand Dollars
($3,500,000.00).

     12. Section 7.01 of the Credit Agreement is amended by the addition thereto of the following definitions in proper alphabetic order:

     "First Amendment" shall mean that certain Waiver and First
Amendment to Amended and Restated Credit Agreement and Note, dated as of February 10, 1998, by and between the Company and the Bank.

     "First Amendment Effective Date" shall mean the date on which the First Amendment becomes effective as provided in Paragraph 13 thereof.

     "Property" shall have the meaning given to that term in the second recital to the First Amendment.

     "Reduction Amount" shall have the meaning given to that term in the second recital to the First Amendment.

     "Reduction Date" shall have the meaning given to that term in the second recital to the First Amendment.

     "Simi Valley Financing" shall have the meaning given to that term in the second recital to the First Amendment.

     13. This First Amendment shall become effective on the date on which the Bank shall have received the following:

          (a) This First Amendment, duly executed by the Company;

          (b) A Consent in the form appended hereto as Exhibit I, duly executed by D/T; and

          (c) A Consent in the form appended hereto as Exhibit II, duly executed by DWC.

     14. In order to facilitate the closing of the Simi Valley Financing, the Bank shall, as promptly as practicable following Bank's receipt of written notice that D/T and D/T's lender are prepared to close such financing, deliver to an escrow agent acceptable to the Bank, the Company, D/T and D/T's lender (a) a reconveyance of the Deed of Trust, in recordable form, and (b) an instruction letter authorizing such escrow agent either (i) to cause such reconveyance to be recorded at such time as such escrow agent has taken possession of, and is prepared to remit to D/T or D/T's order, net proceeds of the Simi Valley Financing in an amount equal to or greater than Three Million Five Hundred Thousand Dollars ($3,500,000.00), or (ii) to return such reconveyance to the Bank unrecorded if such escrow agent has not taken possession of, and is not prepared to remit to D/T or D/T's order, net proceeds of the Simi Valley Financing in an amount equal to or greater than Three Million Five Hundred Thousand Dollars ($3,500,000.00) by the close of business on the tenth (10th) Banking Day following the date much escrow agent receives such reconveyance and instruction letter (or such later date to which the Bank may consent in writing).

     15. Except as expressly provided herein, the Credit Agreement is unchanged and remains in full force and effect.

     16. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

     17. This First Amendment may be executed in any number of identical counterparts, any set of which signed by both parties hereto shall be deemed to constitute a complete, executed original for all purposes.

     IN WITNESS WHEREOF, the Bank and the Company have caused this First Amendment to be executed as of the day and year first above written.

UNION BANK OF CALIFORNIA,
N.A.

By: /s/JACK LENHOF
Title: Vice President

By: /s/STEPHEN DUNNE
Title:  Vice President

DATRON SYSTEMS INCORPORATED

By: /s/ WILLIAM L. STEPHAN
Title: Vice President and Chief Financial Officer

By: /s/ DAVID A. DERBY
Title: President and Chief Executive Officer